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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 14, 1997



                          COLONIAL DOWNS HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         VIRGINIA                    333-18295                    54-1826807
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(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


             10515 Colonial Downs Parkway, New Kent, Virginia 23124
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code (804) 966-7223




         (Former name of former address, if changed since last report.)




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ITEM 5.    OTHER EVENTS

Maryland Jockey Club Arbitration

        Jeffrey P. Jacobs, CEO of Colonial Downs Holdings, Inc. (the "Corporation"), announced on November 14, 1997 that Colonial Downs, L.P. plans to seek, through arbitration, a reduction in the fees it pays to the Maryland Jockey Club ("MJC"). Pursuant to a Management Agreement between the parties, Colonial Downs pays MJC two percent (2%) of all amounts wagered at the Corporation's satellite wagering facilities ("racing centers") and racetrack, other than amounts wagered at Colonial Downs' racetrack on standardbred races run at Colonial Downs. This fee is in consideration of MJC's agreement to apply to the Maryland Racing Commission to cease live racing at MJC's racetracks from mid-June to mid-October each year and for management services provided during Colonial Downs' thoroughbred race meet. Mr. Jacobs stated that Colonial Downs intends to demand a substantial reduction of this fee in arbitration to be filed with the Virginia Racing Commission before the end of the year, pursuant to the arbitration provisions of the Management Agreement. The Virginia Racing Commission can appoint a subcommittee of its members to hear and decide such arbitration, refer the matter to an unrelated arbitrator, or require the parties to select an arbitrator for resolution of the dispute.

Potential Business Combinations

        Mr. Jacobs also announced his interest in proposing a combination of the Corporation with another company in which he holds a substantial interest - Black Hawk Gaming & Development Co., Inc. ("Black Hawk"). In response to questions from financial analysts about the Corporation's potential for future growth, Mr. Jacobs indicated that he may propose to the boards of directors of Black Hawk and the Corporation, after the planned opening of Black Hawk's second casino in the spring of 1998, a merger of the companies. The Virginia Racing Commission's consent is required for any acquisition of five percent (5%) or more of the beneficial ownership of the Corporation's stock.

        In addition to being CEO and Chairman of the Board of the Corporation, Mr. Jacobs beneficially owns approximately 20.7% of the Corporation's outstanding stock and exercises voting power of 46.1% as a percentage of the Corporation's outstanding stock. (Such calculations exclude beneficially owned options and shares subject to a convertible subordinated note which, if included, would increase his beneficial ownership to 29.4% of the outstanding stock and his voting power to 54.6%). Mr. Jacobs also is CEO, Co-Chairman of the Board, and a beneficial shareholder of Black Hawk.

Additional Satellite Facilities Locations

        The Corporation may consider seeking referenda in other Virginia cities and counties in connection with spring 1998 elections for city councils and the November 1998 Congressional elections. The Corporation is assessing possible locations for its fifth and sixth racing centers in light of losing referenda in Brunswick, Fredericksburg, and Roanoke. If referenda are successful, the Corporation will seek to open additional racing centers as soon as possible, but such additional centers may not open until 1999.

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Forward-Looking Statements

        Statements regarding anticipated arbitration, possible business combinations, referenda, the opening of additional racing centers, and certain other statements contained in this report are forward-looking statements and, as such, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Corporation to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements. Such potential risks, uncertainties, and factors include, but are not limited to, acts by parties outside the control of the Corporation, including the Maryland Jockey Club and the Virginia Racing Commission, political trends, risks of construction delays, and governmental regulation, including licensing of additional racing centers. The forward-looking statements contained herein speak only as of the date of this report.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                      COLONIAL DOWNS HOLDINGS, INC.


November 17, 1997                     /s/ O. James Peterson, III
Date                                  ----------------------------------
                                      O. James Peterson, III, President
                                      and Chief Operating Officer